"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED SEPTEMBER 12, 1996 BY AND BETWEEN NAL FINANCIAL GROUP INC. AND MERRILL LYNCH WORLD INCOME FUND, INC. AND CONVERTIBLE HOLDINGS, INC., AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL TO HOLDER REASONABLY SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            NAL FINANCIAL GROUP INC.

                          Void after September 11, 2001

         This certifies that, for value received, and in conjunction with the terms and conditions of a Securities Purchase Agreement dated September 12, 1996 by and between NAL Financial Group Inc. (the "Company") and Merrill Lynch World Income Fund, Inc. and Convertible Holdings, Inc. (the "Securities Purchase Agreement"), Kane & Co., ("Holder") is entitled, subject to the terms set forth below, to purchase from the Company, a Delaware corporation, shares of the Common Stock of the Company (the "Shares"), as constituted on the date hereof (the "Warrant Issue Date"), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of the shares are subject to adjustment as provided below.

         1. Term of Warrant. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on September 11, 2001, and shall be void thereafter.


         2. Exercise Price and Number of Shares.

            2.1 Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $13.92 per share of common stock, as adjusted pursuant to
Section 11 hereof.

            2.2 Number of Shares. The number of shares of the Company's Common Stock, $.15 par value per share ("Common Stock") which may be purchased pursuant to this Warrant shall be 34,375 shares, as adjusted pursuant to Section 11 hereof.

         3. Exercise of Warrant.

            (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company.

            (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant and the provisions of any other written agreement between the Company and the Holder, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         7. Transfer of Warrant.

            7.1. Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

            7.2. Compliance with Securities Laws; Restrictions on Transfers.

                 (a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                 (b) Neither this Warrant nor any share of Common Stock issued upon exercise of this Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available if requested in writing by the Holder and the Company shall have received an opinion of counsel to the Holder reasonably satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be reasonably satisfactory to the Company.


                 (c) All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).


"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED SEPTEMBER __, 1996 BY AND BETWEEN NAL FINANCIAL GROUP INC. AND MERRILL LYNCH WORLD INCOME FUND, INC. AND CONVERTIBLE HOLDINGS, INC., AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL TO HOLDER REASONABLY SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."


         Holder recognizes that investing in the Warrant and the Common Stock involves a high degree of risk, and Holder is in a financial position to hold the Warrant and the Common Stock indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Warrant and the Common Stock. The Holder is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and have had the opportunity to inspect the Company's operation. Holder has had the opportunity to ask questions of, and receive answers from the management of the Company (and any person acting on its behalf) concerning the Warrant and the Common Stock and the agreements and transactions contemplated hereby, and to obtain any additional information as Holder may have requested in making its investment decision. The Holder is an "accredited investor", as defined by Regulation D promulgated under the Act.

         8. Reservation of Stock. The Company covenants that during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares upon the exercise of this Warrant, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Common Stock upon the exercise of this Warrant.

         9. Notices.

            (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

            (b) All notices, advices and communications under this Warrant shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                           If to the Company:

                           NAL Financial Group Inc.
                           500 Cypress Creek Road West, Suite 590
                           Ft. Lauderdale, FL  33309
                           Attention:  Mr. Robert R. Bartolini

                           With a Copy to:

                           Stephen M. Cohen, Esquire
                           Buchanan Ingersoll, Professional Corporation
                           Two Logan Square, 12th Floor
                           18th & Arch Streets
                           Philadelphia, PA  19103-2771

                           and to the Holder:

                           at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

         Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 9.

         10. Amendments.

             (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder, each future holder and the Company.

             (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         11. Adjustments. The number of Shares of Common Stock purchasable hereunder and the Exercise Price is subject to adjustment from time to time upon the occurrence of certain events, as follows:

             11.1. Reorganization, Merger or Sale of Assets. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of substantially all of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

             11.2. Reclassification. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

             11.3. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.

             11.4. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock, other securities or property available by this Warrant as aforesaid during such period.

         11.5. Cumulative Adjustments for Issuance(s) of Shares.



               (a) If at any time between the Warrant Issue Date and the date upon which this Warrant is exercised, in whole or in part ("Exercise Date"), the Company shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for cash consideration in a private or public sale transaction(s), then immediately prior to the exercise of the Warrant, in whole or in part, the Exercise Price Per Share as adjusted pursuant to Section 11.1 through 11.5, if any (the "Adjusted Exercise Price Per Share") and the number of shares issuable upon exercise shall be adjusted only in the event that the average consideration per share ("Average Sales Price Per Share") received by the Company upon such sale(s) on a cumulative basis (as adjusted to take into account the effect of any adjustments under Section 11.1 through 11.4) is less than the Exercise Price on the Warrant Issue Date.

               The Adjusted Exercise Price per Share as adjusted in conjunction with the exercise of this Warrant on the Exercise Date shall equal the product of the Exercise Price Per Share on the Warrant Issue Date multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the Warrant Issue Date (as adjusted to take into account the effect of any adjustment under Sections 11.1 through 11.4 during the period from the Warrant Issue Date to the Exercise Date, if any) plus the number of shares of Common Stock which the aggregate consideration received for the issuance(s) or sale(s) of the Additional Shares of Common Stock during the period from the Warrant Issue Date to the Exercise Date would purchase at the Adjusted Exercise Price Per Share on the Warrant Issue Date, and the denominator of which shall be the number of shares of Common Stock outstanding after taking into account the Additional Shares of Common Stock (including upon exercise of warrants and conversion of Convertible Securities).

               (b) For the purpose of this Section 11.5, the consideration received by the Company for any issue or sale of securities shall, (i) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale, (ii) to the extent it consists of a service or property other than cash, be computed at the fair value of that service or property as determined in good faith by the Board of Directors; and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (c) For the purpose of the calculations provided in this Section 11.5, if at any time or from time to time after the Warrant Issue Date the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Exercise Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Company upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Company.

               If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

               (d) For the purpose of the calculations provided for in this
Section 11.5, if at any time or from time to time after the Warrant Issue Date the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Exercise Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the consideration, if any, payable to the Company upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Exercise Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

               The provisions of subsection (c) above for readjustment upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection (d).

               (e) Upon each adjustment in the Exercise Price or the Adjusted Exercise Price, as applicable, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter. For purposes of any calculation under this subsection, the Exercise Price and the adjusted Exercise Price shall be determined to the nearest ten-thousandth of a cent.

               (f) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Company after the Warrant Issue Date, other than (i) securities issued pursuant to or in connection with the Securities Purchase Agreement dated of even date herewith, by and among the Company and the Great American Reserve Insurance Company, Beneficial Standard Life Insurance Company and Conseco, Inc., and the debentures issued thereunder; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the Warrant Issue Date; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Company's stock option plan;
(iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors.

            11.6 The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

         12. Registration Rights. The Holder shall be entitled to the registration rights set forth in that certain Registration Rights Agreement of even date herewith by and between the Company and such Holder.

         13. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Warrant and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


         15. Jurisdiction. The Holder and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in Delaware located at or near New Castle County. Service of process on the Company or the Holder in any action arising out of or relating to this Warrant shall be effective if mailed to such party at the address listed in
Section 9 hereof.

         16. Arbitration. If a dispute arises as to interpretation of this Warrant, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Holder and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Delaware located at or near New Castle County. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  September __, 1996

HOLDER:  ______________________             NAL FINANCIAL GROUP INC.



By:_____________________________            By:_____________________________
     ___________________                       Robert R. Bartolini
     Executive Officer                         Chief Executive Officer

                               NOTICE OF EXERCISE

TO:  NAL FINANCIAL GROUP INC.

         (1) The undersigned hereby elects to purchase _______ shares of Common Stock of NAL FINANCIAL GROUP INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                           -----------------------------------
                                           (Name)


                                           -----------------------------------
                                           (Name)

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                           -----------------------------------
                                           (Name)


--------------------                       -----------------------------------
(Date)                                     (Signature)